Exhibit 2.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated August 28, 2015, is entered into by and between SBEEG HOLDINGS, LLC, a Delaware limited liability company (“SBEEG”), SBE RESTAURANT GROUP, LLC, a Nevada limited liability company (formerly a California limited liability company) (“SBERG”), SBE/KATSUYA MIDDLE EAST, LLC, a Delaware limited liability company (“East”) and SBE LICENSING, LLC, a Delaware limited liability company (“SBE Licensing” and, together with SBEEG, Brentwood, SBERG and East, the “Seller Entities” and individually, a “Seller Entity”), WASABI HOLDINGS, LLC, a Delaware limited liability company (“Buyer”) and THE ONE GROUP HOSPITALITY, INC., a Delaware corporation (“Parent”) and amends that certain Asset Purchase Agreement, dated July 9, 2015 (the “Agreement”). Capitalized terms not defined herein shall have the same meaning ascribed to them in the Agreement.

RECITALS

A.	Section 8.1(b) provides that the Parties may have certain rights to terminate the Agreement if the Closing shall not have occurred on or prior to August 31, 2015; and

B.	The parties wish to amend the Agreement to extend the date after which they may have certain rights to terminate the Agreement to September 30, 2015.

Now, therefore, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Amendment of Section 8.1(b). In Section 8.1(b) of the Agreement, “August 31, 2015” is hereby deleted and replaced with “September 30, 2015”.

2.     Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

3.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.     Entire Agreement. The Agreement, as amended by this Amendment and together with such other exhibits and agreements as reference in the Agreement, shall constitute the entire agreement between the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except to the extent amended hereby, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date set forth above.

PARENT:

THE ONE GROUP HOSPITALITY, INC.

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

BUYER:

WASABI HOLDINGS, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

[Signature Page to First Amendment to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date set forth above.

SELLER ENTITIES:

SBEEG HOLDINGS, LLC

By:	/s/ Sam Nazarian
Name: Sam Nazarian
Title: Authorized Person

SBE RESTAURANT GROUP, LLC

By:	/s/ Sam Nazarian
Name: Sam Nazarian
Title: Authorized Person

SBE/KATSUYA MIDDLE EAST, LLC

By:	/s/ Sam Nazarian
Name: Sam Nazarian
Title: Authorized Person

SBE LICENSING, LLC

By:	/s/ Sam Nazarian
Name: Sam Nazarian
Title: Authorized Person

[Signature Page to First Amendment to Asset Purchase Agreement]